Exhibit 99.2

TILTAN SOFTWARE ENGINEERING LTD.

CONDENSED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2025

TILTAN SOFTWARE ENGINEERING LTD.

INTERIM UNAUDITED CONDENSED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2025

U.S. DOLLARS IN THOUSANDS

TILTAN SOFTWARE ENGINEERING LTD.

INTERIM UNAUDITED CONDENSED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share data)

	September 30, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	790	2,532
Short term bank deposit	19	17
Marketable securities	277	252
Accounts receivable, less allowance for credit losses of $58 as of December 31, 2024 and $27 as of September 30, 2025	243	164
Other current assets – related party (Note 6)	21	19
Other current assets	222	48
Total Current Assets	1,572	3,032
Deferred taxes (Note 5)	119	175
Operating lease right-of-use asset	48	161
Other intangible assets	473	-
Property and equipment, net	64	49
Total Assets	2,276	3,417
Liabilities and Shareholders’ Equity
Current Liabilities
Current portion of long- term loans from bank	13	13
Accounts payable	32	31
Operating lease liability	46	152
Other current liabilities (Note 3)	706	2,128
Total current liabilities	797	2,324
Long term loans from Banks	2	9
Operating lease liability	-	10
Total Liabilities	799	2,343
Stockholders’ Equity
Common stock of NIS 1par value each (“Common Stock”):
10,000 shares authorized as of September 30, 2025 and December 31, 2024; issued and outstanding 100 shares as of September 30, 2025 and December 31, 2024	(*)	(*)
Retained earnings	1,477	1,074
Total Stockholders’ Equity	1,477	1,074
Total liabilities and stockholders’ Equity	2,276	3,417

(*)	represents amount less than $1 thousand.

The accompanying notes are an integral part of these interim unaudited condensed financial statements.

TILTAN SOFTWARE ENGINEERING LTD.

INTERIM UNAUDITED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME

(U.S. dollars in thousands, except share and per share data)

	For the Nine-month period ended September 30,	For the Nine-month period ended September 30,	For the Three- month period ended September 30,	For the Three- month period ended September 30,
	2025	2024	2025	2024
Revenues )Note 4)	1,639	2,149	452	493
Cost of revenues	(552)	(394)	(203)	(129)
Gross profit	1,087	1,755	249	364
Research and developments expenses	(470)	(856)	(147)	(272)
Selling general and administrative expenses	(268)	(354)	(68)	(61)
Operating income	349	545	34	31
Financial income (expenses), net	88	54	(130)	(24)
Income (loss) before tax	437	599	(96)	7
Income tax (Note 5)	(34)	(83)	3	7
Net income (loss)	403	516	(93)	14

The accompanying notes are an integral part of these interim unaudited condensed financial statements.

TILTAN SOFTWARE ENGINEERING LTD.

INTERIM UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(U.S. dollars in thousands, except share and per share data)

	Number of Shares	Amount	Additional paid-in capital	Retained earnings	Total stockholders’ equity
BALANCE AT DECEMBER 31, 2023	100	(*)	-	5,014	5,014
Declared and Paid Dividend:	-	-	-	(4,762)	(4,762)
Common shares $47,620/share
Total comprehensive income for the year	-	-	-	822	822
BALANCE AT DECEMBER 31, 2024	100	(*)	-	1,074	1,074
Total comprehensive income for the year	-	-	-	403	403
BALANCE AT SEPTEMBER 30, 2025	100	(*)	-	1,477	1,477

	Number of Shares	Amount	Additional paid-in capital	Retained earnings	Total stockholders’ equity
BALANCE AT JULY 1, 2025	100	(*)	-	1,570	1,570
Total comprehensive loss for the year	-	-	-	(93)	(93)
BALANCE AT SEPTEMBER 30, 2025	100	(*)	-	1,477	1,477

	Number of Shares	Amount	Additional paid-in capital	Retained earnings	Total stockholdes’ equity
BALANCE AT DECEMBER 31, 2023	100	(*)	-	5,014	5,014
Declared and Paid Dividend:	-	-	-	(2,025)	(2,025)
Common shares $20,250/share
Total comprehensive income for the year	-	-	-	516	516
BALANCE AT SEPTEMBER 30, 2024	100	(*)	-	3,505	3,505

	Number of Shares	Amount	Additional paid-in capital	Retained earnings	Total stockholders’ equity
BALANCE AT JULY 1, 2024	100	(*)	-	4,538	4,538
Declared and Paid Dividend:	-	-	-
Common shares $10,470/share				(1,047)	(1,047)
Total comprehensive income for the year	-	-	-	14	14
BALANCE AT SEPTEMBER 30, 2024	100	(*)	-	3,505	3,505

(*)	represents amount less than $1 thousand

The accompanying notes are an integral part of these interim unaudited condensed financial statements.

TILTAN SOFTWARE ENGINEERING LTD.

INTERIM UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	For the
	Nine-month period ended
	September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Total comprehensive income for the period	403	516
Adjustments required to reconcile net loss for the period to net cash used in operating activities:
Depreciation	6	2
Change in the fair value of securities	(25)	4
Change in right of use asset	113	120
Change in lease liability	(116)	(125)
Deferred taxes	56	(16)
Decrease (increase) in accounts receivable	(79)	1,399
Decrease (increase) in other current assets	(177)	126
Increase in accounts payable	1	11
Increase (decrease) in other liabilities	(1,421)	956
Net cash provided by (used in) operating activities	(1,239)	2,993
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(21)	-
Increase in other intangible assets	(473)	-
Increase in short term bank deposit	(2)	(17)
Net cash used in investment activities	(496)	(17)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of loans from banking institutions	(7)	-
Payment of dividend	-	(2,025)
Increase in related party		(2,090)
Net cash used in financing activities	(7)	(4,115)
INCREASE IN CASH AND CASH EQUIVALENTS
Decrease in Cash and Cash Equivalents	(1,742)	(1,139)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,532	3,691
CASH AND CASH EQUIVALENTS AT END OF PERIOD	790	2,552
Supplemental disclosure of cash flow information:
Non cash transactions:
Initial recognition of operating lease right-of-use assets and liabilities	-	230
Cash transactions:
Interest	1	1
Taxes	96	310

The accompanying notes are an integral part of these interim unaudited condensed financial statements.

TILTAN SOFTWARE ENGINEERING LTD.

NOTES TO INTERIM UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 – GENERAL

A.	Tiltan Software Engineering Ltd. (hereinafter: “Company”, “us”, “our” or “we”) was incorporated in 2015. The Company develops advanced simulation and geo-spatial intelligence technologies that reduce costs, accelerate development, and ensure operational reliability. The company delivers synthetic data tools that train AI systems, autonomous navigation solutions for aircraft and drones, high-resolution geo-mapping platforms for turning airborne and spaceborne imagery into actionable insights, and simulation environments that support defense, aerospace, and commercial applications.

B.	On October 7, 2023, Hamas launched a series of attacks on civilian and military targets in Southern Israel and Central Israel, to which the Israel Defense Forces have responded. In addition, both Hezbollah and the Houthi movement have attacked military and civilian targets in Israel, to which Israel has responded, including through increased air and ground operations in Lebanon. In addition, the Houthi movement has attacked international shipping lanes in the Red Sea, to which both Israel and the United States have responded. Further, on April 13, 2024 and October 1, 2024, Iran launched a series of drone and missile strikes against Israel, to which Israel has responded. Most recently, on June 13, 2025, Israel launched a preemptive attack on Iran, to which Iran responded with ballistic missile and drone attacks. On June 23, 2025, Israel and Iran agreed to a ceasefire, although there is no assurance that the ceasefire will continue. On October 9, 2025, Israel, Hamas, the United States and other countries in the region agreed to a framework for a ceasefire in Gaza between Israel and Hamas. How long and how severe the current conflicts in Gaza, Northern Israel, Lebanon, Iran or the broader region become is unknown at this time and any continued clash among Israel, Hamas, Hezbollah, Iran or other countries or militant groups in the region may escalate in the future into a greater regional conflict. To date, our operations have not been materially affected, We expect that the current conflict in the Gaza Strip, Lebanon, Iran and the broader region, as well as the security escalation in Israel, will not have a material impact on our business results in the short term. However, since these are events beyond our control, their continuation or cessation may affect our expectations. We continue to monitor political and military developments closely and examine the consequences for our operations and assets.

TILTAN SOFTWARE ENGINEERING LTD.

NOTES TO THE INTERIM UNAUDITED CONDENSED FINANCIAL STATEMENTS (unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Unaudited Interim Financial Statements

The accompanying condensed interim balance sheet as of September 30, 2025 and the condensed interim statements of operations, changes in shareholders’ equity and cash flows for the nine and three-month period ended September 30, 2025 are unaudited. These unaudited condensed interim financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The unaudited condensed interim financial statements contain all adjustments which, in the opinion of management, are necessary to present fairly, the financial information included therein. It is suggested that these condensed interim financial statements be read in conjunction with the audited financial statements and accompanying notes included in the Company’s report for the year ended December 31, 2024. Results for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

These financial statements should be read in conjunction with the financial statements and notes thereto contained in the Company’s Annual Report for the year ended December 31, 2024.

Research and Development Costs

Research and development (“R&D”) costs are accounted for in accordance with ASC 730, Research and Development. R&D costs are expensed as incurred and include, among other things, payroll and related costs for employees engaged in research and development activities, external consulting services, materials, prototype development, testing activities, and other directly attributable costs.

Software development costs incurred prior to the establishment of technological feasibility of a software, as well as costs incurred after general release of software products (including routine maintenance, bug fixes, and minor enhancements), are expensed as incurred.

The Company accounts for software development costs related to software products developed for sale, lease, or marketing in accordance with ASC 985-20, Costs of Software to Be Sold, Leased, or Marketed.

The Company employs a structured development methodology consisting of sequential stages, including requirements and specifications definition, software architecture and design, and detailed module-level design. In most cases, Agile development practices are only applied at the module development stage, following completion and formal approval of the overall software design.

Technological feasibility is generally determined based on the completion and approval of detail program design documentation together with the successful validation of an internal working model demonstrating that the software product can be produced to meet its design specifications. Accordingly, technological feasibility is generally achieved prior to a working model ready for customer testing.

In accordance with ASC 985-20-25-1 through 25-6, all software development costs incurred prior to the establishment of technological feasibility are expensed as research and development costs.

TILTAN SOFTWARE ENGINEERING LTD.

NOTES TO THE INTERIM UNAUDITED CONDENSED FINANCIAL STATEMENTS (unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Once technological feasibility has been established, the Company capitalizes eligible software development costs incurred until the related product or functionality is available for general release to customers. Capitalized costs include:

●	Direct labor costs related to coding, configuration, integration, and testing;

●	Payroll-related costs and employee benefits directly attributable to development personnel;

●	Costs of external consultants and contractors directly engaged in development activities; and

●	Other direct development costs that are clearly identifiable and directly attributable to qualifying post-feasibility development activities.

Capitalization is applied on a project-by-project basis and commences only when qualifying post-feasibility production activities begin. Capitalization does not occur uniformly across all projects or periods.

The Company capitalizes only those development costs that can be clearly identified as qualifying production-stage activities and that are supported by contemporaneous and verifiable documentation, including detailed engineering timesheets and monthly project-level hour tracking.

Capitalization ceases when the software product or the related substantive enhancement is available for general release to customers, as defined in ASC 985-20-25-6.

Development activities related to existing software products are evaluated to determine whether they constitute routine maintenance or minor enhancements, which are expensed as incurred, or substantive new functionality and material architectural enhancements.

Development programs that constitute product enhancements are evaluated in accordance with ASC 985-20, which defines enhancements as improvements to an existing software product that are intended to extend the useful life of the product or significantly improve its marketability. Once technological feasibility for such enhancements is established, qualifying post-feasibility development costs are capitalized in accordance with the policy described above.

TILTAN SOFTWARE ENGINEERING LTD.

NOTES TO THE INTERIM UNAUDITED CONDENSED FINANCIAL STATEMENTS (unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, certain revenues and expenses, and disclosure of contingent assets and liabilities as of the date of the financial statements. As applicable to these financial statements, the most significant estimates and assumptions relate to revenue recognition.

In particular, revenue recognition includes estimates regarding the allocation of consideration among performance obligations and the recognition of development revenues based on the estimated resources expected to be invested in each year of the development period. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Actual results could differ from those estimates.

New Accounting Pronouncements

In December 2025, the FASB issued ASU 2025-11 “Interim Reporting (Topic 270): Narrow-Scope Improvements.” The ASU clarifies the applicability of interim reporting guidance under U.S. GAAP, provides a comprehensive list of interim disclosure requirements within Topic 270, and introduces a disclosure principle requiring entities to provide information about events and changes occurring after the end of the most recent annual reporting period that have a material impact on the entity. The ASU does not change the fundamental nature of interim reporting or expand or reduce existing interim disclosure requirements. ASU 2025-11 is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027 for public business entities and after December 15, 2028 for all other entities, with early adoption permitted. The Company is currently evaluating the impact of ASU 2025-11 on its interim financial reporting and related disclosures.

NOTE 3 – OTHER CURRENT LIABILITIES

	September 30, 2025	December 31, 2024
Advances received from customer	278	1,227
Employees and payroll accruals	425	445
Government Institutions	3	391
Accrued expenses	-	65
	706	2,128

TILTAN SOFTWARE ENGINEERING LTD.

NOTES TO THE INTERIM UNAUDITED CONDENSED FINANCIAL STATEMENTS (unaudited)

NOTE 4 – REVENUES

Disaggregation of Revenue

Development and Support Services:

	For the Nine-month period ended September 30,	For the Nine-month period ended September 30,	For the Three- month period ended September 30,	For the Three- month period ended September 30,
	2025	2024	2025	2024
Support Services	856	856	286	286
Development Services	783	1,293	166	207
	1,639	2,149	452	493

Major customers:

Costumer A contributed 77% and 86% of the Company’s total revenues for the nine month period ended September 30, 2025 and 2024, respectively. Costumer B contributed 18% and 12% of the Company’s total revenues for the nine month period ended September 30, 2025 and 2024, respectively.

No other customer contributed 10% or more of the Company’s revenues for the nine month period ended September 30, 2025 and 2024.

Geographic information:

The revenues reported in the financial statements are based on the location of the customers, as follows:

	For the Nine-month period ended September 30,	For the Nine-month period ended September 30,	For the Three- month period ended September 30,	For the Three- month period ended September 30,
	2025	2024	2025	2024
China	1,009	1,844	286	407
Israel and rest of the world	630	305	166	86
	1,639	2,149	452	493

Contract Balances

Contract Assets

The Company records a contract asset when revenue recognized on a contract exceeds the billings. Contract assets were $22 thousands as of December 31, 2024 as compared to $5 thousands as of September 30, 2025, and are included in other current assets and other assets on the balance sheets.

TILTAN SOFTWARE ENGINEERING LTD.

NOTES TO THE INTERIM UNAUDITED CONDENSED FINANCIAL STATEMENTS (unaudited)

NOTE 4 – REVENUES

Contract Liabilities

The Company records contract liabilities when the costumer has been billed in advance of the Company completing its performance obligation.

These amounts are recorded as deferred revenue in the Balance Sheets.

	Period ended September 30,	Year ended December 31
	2025	2024
Beginning of year	1,227	-
Deferral of revenue	-	1,227
Recognition of deferred revenue	(941)	-
Balance at end of period	286	1,227

Remaining Performance Obligation

Remaining performance obligation represents contracted revenue that has not yet been recognized and includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods. Remaining performance obligation is subject to future economic risks, including bankruptcies, regulatory changes and other market factors.

The majority of the Company’s noncurrent remaining performance obligation is expected to be recognized in the next 12 to 24 months.

	Current	Noncurrent	Total
As of September 30, 2025	286	-	286
As of December 31, 2024	1,295	-	1,295

NOTE 5 – INCOME TAX

In April 2022, the Company obtained a tax ruling from the Israel Tax Authority confirming that it qualifies as a Preferred Technological Enterprise under Section 51 of the Encouragement of Capital Investments Law, 1959 (the “Law”). The tax rate is 12%.

The ruling is effective for the fiscal years 2021 through 2025, provided there is no material change in the Company’s business activities or operating model. Should the Company fail to meet the statutory or ruling conditions, the tax benefits withdrawn retroactively.

Management believes that as of the balance sheet date, the Company continues to comply with all the conditions set forth in the Law and the ruling, and accordingly, the financial statements reflect the Company’s entitlement to the reduced corporate tax rates associated with its status as a Preferred Technological Enterprise.

The Company have received final tax assessments for the years ended by December 31, 2022.

TILTAN SOFTWARE ENGINEERING LTD.

NOTES TO THE INTERIM UNAUDITED CONDENSED FINANCIAL STATEMENTS (unaudited)

NOTE 5 – INCOME TAX

The following is reconciliation between the theoretical tax on pre-tax income, at the tax rate applicable to the Company (federal tax rate) and the tax expense reported in the financial statements:

	For the nine-month period ended September 30,		For the Three-month period ended September 30,
	2025	2024	2025	2024
Pretax income (loss)	437	599	(96)	7
Statutory tax rate in Israel	23%	23%	23%	23%
Income tax computed at the ordinary tax rate	100	138	(22)	2
Exchange rate differences	(18)	11	8	(8)
Tax benefits arising from reduced tax rates	(48)	(66)	11	(1)
	34	83	(3)	(7)

Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	Period ended September 30,	Year ended December 31,
	2025	2024
Deferred tax assets
Research and development expenses	77	136
Employees accruals	39	32
Operating lease right-of-use asset	6	20
Allowance for doubtful accounts	3	7
Gross deferred tax assets	125	195
Deferred tax liabilities
Operating lease liabilities	(6)	(20)
Valuation allowance	-	-
Total deferred tax assets, net	119	175

NOTE 6 – RELATED PARTIES

Balances with related parties:

	As of September 30,	As of December 31,
	2025	2024
Other current assets	21	19